UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Fifth Street Senior Floating Rate Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following material was filed by Fifth Street Senior Floating Rate Corp. in a Form 8-K filed on December 22, 2015:

Item 8.01. Other Events.

On December 18, 2015, Fifth Street Senior Floating Rate Corp. (the “Registrant” or the “Company”) received a letter from Ironsides Partners Special Situations Master Fund II L.P. (“Ironsides”), in which Ironsides states that it will, at the Company’s 2016 Annual Meeting of Stockholders, (i) nominate for election to the Company’s Board of Directors Robert C. Knapp and Richard W. Cohen, (ii) put forth a binding proposal to terminate the Investment Advisory Agreement (the “Investment Advisory Agreement”) between the Company and Fifth Street Management LLC (“FSM”) and (iii) put forth an advisory proposal, if the proposal to terminate the Investment Advisory Agreement is successful, advising the Company’s Board of Directors that none of FSM or any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity. Prior to the submission of the nominations and proposals, Ironsides had not contacted the Company or had any dialogue with the Company regarding the nominations and proposals.

The Company’s Board of Directors will review the nominations and proposals in due course.

Participants in the Solicitation

The Company, its directors and certain of its executive officers, the directors and executive officers and employees of Fifth Street Management LLC that provide services to the Company and its subsidiaries pursuant to the Investment Advisory Agreement, dated June 27, 2013, between the Company and FSM, the employees of FSC CT LLC and Fifth Street Asset Management Inc. (“FSAM”) (the indirect parent company of FSM) and the executive officers of FSAM, may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).

Additional Information and Where to Find It

The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”). Additional information regarding the identity of these potential participants, none of whom owns in excess of 2.0% of the shares of Company common stock (other than Leonard M. Tannenbaum, the Chairman and Chief Executive Officer of FSAM who, according to Amendment No. 5 to the Schedule 13D filed by Mr. Tannenbaum on December 2, 2015, beneficially owns approximately 8.0% of the shares of Company common stock), and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2016 Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. This information can also be found in (i) the Company’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (the “2015 Proxy Statement”), filed with the SEC on February 5, 2015, (ii) the Company’s Annual Report on Form 10-K for the year ended September 30, 2015, filed with the SEC on December 14, 2015 (the “Form 10-K”), (iii) FSAM’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (the “FSAM 2015 Proxy Statement”), filed with the SEC on April 21, 2015, and (iv) FSAM’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015 (the “FSAM Form 10-K”). To the extent holdings by the directors and executive officers of the Company of the shares of Company common stock have changed since the amounts printed in the 2015 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE 2015 PROXY STATEMENT, THE FORM 10-K, THE FSAM 2015 PROXY STATEMENT AND THE FSAM FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY OR FSAM HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement (when available), the 2015 Proxy Statement, the Form 10-K and any other documents (including the WHITE proxy card) filed or to be filed by the Company with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://fsfr.fifthstreetfinance.com/) or by writing to the Company’s Secretary at 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut 06830. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 or toll-free at 888-750-5834.